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                                                                     EXHIBIT  11

                            THE GYMBOREE CORPORATION
                       COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


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
                                                                        13 WEEKS ENDED         39 WEEKS ENDED
                                                                     -------------------     -------------------
                                                                   NOVEMBER 1, NOVEMBER 3, NOVEMBER 1, NOVEMBER 3,
                                                                      1997        1996        1997        1996
                                                                     -------     -------     -------     -------
NET INCOME                                                           $10,865     $ 8,995     $24,040     $21,872
                                                                     =======     =======     =======     =======

Weighted average number of shares outstanding during the period:

Common Stock                                                          24,570      25,257      24,589      25,155

Add incremental shares from assumed
 exercise of stock options and warrants                                  288         515         350         498
                                                                     -------     -------     -------     -------

                                                                      24,858      25,772      24,939      25,653
                                                                     =======     =======     =======     =======

PRIMARY NET INCOME PER SHARE                                         $  0.44     $  0.35     $  0.96     $  0.85
                                                                     =======     =======     =======     =======


Weighted average number of shares outstanding during the period:

Common Stock                                                          24,570      25,257      24,589      25,155

 Add incremental shares from assumed
 exercise of stock options and warrants                                  289         576         350         622
                                                                     -------     -------     -------     -------

Weighted average common and common
 equivalent shares outstanding during
 the period                                                           24,859      25,834      24,939      25,777
                                                                     =======     =======     =======     =======


FULLY DILUTED NET INCOME PER SHARE                                   $  0.44     $  0.35     $  0.96     $  0.85
                                                                     =======     =======     =======     =======
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